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                                                                      Exhibit 12

GTE South Incorporated
STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES

(Thousands of Dollars)


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
                                                     Six Months Ended
                                                      June 30, 1997
                                                     ----------------
Net earnings available for fixed charges:
  Income from continuing operations                        $137,807
  Add - Income taxes                                         84,569
       - Fixed charges                                       29,342
                                                           --------
Adjusted earnings                                          $251,718
                                                           ========
Fixed charges:
  Interest expense                                          $26,271
  Portion of rent expense
     representing interest                                    3,071
                                                            -------
Adjusted fixed charges                                      $29,342
                                                            =======

RATIO OF EARNINGS TO FIXED CHARGES                             8.58
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